Commerce Bancorp

                                                           [GRAPHIC OMITTED]


                                    CONTACTS
                                    --------


                    Vernon W. Hill, II C. Edward Jordan, Jr.
                 Chairman and President Executive Vice President

                                 (856) 751-9000




                     COMMERCE BANCORP NET INCOME UP 44 % --
                            DEPOSITS UP $2.2 BILLION
                            ------------------------

           April 13, 2004 -- Cherry Hill, New Jersey -- Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record earnings and increased deposits, assets and loans for the first quarter of 2004, it was announced today by Vernon W. Hill, II, Chairman of the multi-bank holding company.


                       FIRST QUARTER FINANCIAL HIGHLIGHTS
                       ----------------------------------
                                 March 31, 2004
                                                                     %
                                                                 Increase
                                                                 --------
  A  Total Assets:              $  25.0           Billion           40 %
  A   Total Deposits:           $  22.9           Billion           41 %
  A  Total (Net) Loans:         $   7.7           Billion           30 %

  A  Total Revenues:            $ 316.4           Million           30 %
  A  Net Income:                $  62.0           Million           44 %
  A  Net Income Per Share:      $   .75                             25 %

Chairman's Statement
---------------------

           Vernon W. Hill, II, Chairman, commenting on the Company's financial results said, " the unique Commerce business model continues to produce strong top-line revenue growth. Strong deposit growth and positive operating leverage produced another record quarter of performance." Financial highlights were:

o    Net income increased 44% for the first quarter of 2004 to $62.0 million.

o    Earnings per share rose 25% for the first quarter,  despite the addition of
     5.0 million shares from our secondary offering in September 2003, and 3.8 million shares assuming conversion of our Trust Capital Securities.
     Assuming conversion of our Trust Capital Securities reduced earnings per share by $.01 for the first quarter.

o Revenue growth of 30% exceeded expense growth of 23%. Linked quarter expense growth was 3%.

o Net interest margin increased to 4.39%, up 12 basis points from the previous quarter.

o    The  duration  of the available for sale  investment   portfolio  dropped
     dramatically to 2.55 years.

o Core deposits grew 42% for the prior 12 months including $1.9 billion in growth during the first quarter of 2004.

o Annualized deposit growth per branch was $31 million, and comparable store deposits grew 24%.

o The Company opened eight new offices in the first quarter, increasing our total to 278, as part of our plan to open 50 offices this year in the following areas:

                     Metropolitan New York                         40
                     Metropolitan Philadelphia                     10
                                                                 ------
                                                                   50

o    Deposit  growth  was  dramatic  in  both   Metropolitan   Philadelphia  and
     Metropolitan New York, which is now our largest market.





                                # of                                             $              %            Annualized
                               Offices        3/31/04         3/31/03         Increase       Increase       Growth/Branch
                               -------        -------         -------         --------       --------       -------------
                                                                        (dollars in millions)
Northern New Jersey              101           $7,763          $5,810          $1,953             34%            $24
New York City                     27            2,283             760           1,523            200              94
Long Island/NY State              17            1,570             413           1,157            280              81
                               -------        -------         -------         --------       --------       -------------

Metro New York                   145          $11,616          $6,984          $4,633             66%             43
                                              -------
Metro Philadelphia               133          $11,267          $9,248          $2,019             22%            $17
                               -------        -------         -------         --------       --------       -------------

           Total                 278          $22,883         $16,232          $6,651             41%            $31






                                         Three Months Ended
                          ----------------------------------------------
                             3/31/04           3/31/03          %Change
                          ----------------------------------------------

                            (dollars in thousands, except per share data)

Total Revenues:              $316,444          $243,395             30%
Total Expenses:               212,250           172,121             23

Net Income:                    61,975            42,890             44
                             ---------         ---------       ---------
Net Income Per Share:        $    .75          $    .60             25%
                             ---------         ---------       ---------


                                                            Balance Sheet            Linked Quarter
                                                            -------------            --------------
                                 3/31/04      3/31/03    % Change    12/31/03   $ Increase    % Increase
                                ------------------------------------------------------------------------
                                                        (dollars in millions)

Total Assets:                    $24,955      $17,798    40%        $22,712      $2,243      10%
Total Loans (Net):                 7,671        5,899    30           7,329         342       5
Core Deposits:                    21,706       15,296    42          19,779       1,927      10
Total Deposits:                   22,883       16,232    41          20,701       2,181      11



Shareholder Returns
--------------------

                                                     March 31, 2004
                                                     --------------
                                              Commerce            S & P Index
                                              --------            -----------
                              1 year            68.49%              34.99%
                              5 years           29.44               -1.20
                             10 years           32.32               11.67

Growth Targets
---------------

           Due to our continued strong growth trends, we offer the following growth targets:


                                                                            Last 5-Year               Actual %
                                                  Growth Targets              Growth %          First Quarter 2004
                                                  --------------            ------------        -------------------
                     Total Deposits:                     25%                    39%                       41%
                     Comp Store Deposits:                18                     22                        24
                     Total Revenue:                      25                     32                        30

                     Net Income:                         25                     33                        44
                     Earnings Per Share:                 20                     25                        25




Total Deposits
--------------
           The Company's dramatic deposit growth continues with total deposits at March 31, 2004 of $22.9 billion, a $6.7 billion increase or 41% over total deposits of $16.2 billion a year ago, including $2.2 billion of growth in the first quarter.

                                              3/31/04         3/31/03         $ Increase     %Increase
                                              -------         -------         ----------     ---------
                                                               (dollars in millions)

                     Core Deposits           $21,706         $15,296            $6,410            42%
                                                                                                ------
                     Total Deposits          $22,883         $16,232            $6,651            41%
                                                                                                ------

Core Deposits
-------------

           Core deposit growth by type of account is as follows:

                                                                      1st Quarter
                                                                          Cost of     Annual
                                             3/31/04         3/31/03        Funds     Growth %
                                             -------         -------        -----     --------
                                                             (dollars in millions)

           Demand                             $5,093        $3,627          .00%       40%
           Interest Bearing Demand             9,314         6,098          .71        53
           Savings                             4,769         3,331          .68        43
           Time                                2,530         2,240         1.87        13
                                             -------        --------      -----     --------
                                             $21,706       $15,296          .68%       42%
                                             -------        --------      -----     --------

                Total Core Deposits:



           Core deposit growth by type of customer is as follows:
                                                                        Annual     Comp Store
                          3/31/04    % Total     3/31/03   % Total      Growth %   Growth %
                          -------    -------     -------   -------      --------   --------
(dollars in millions)
Consumer                    $10,511      48%     $7,894       52%       33%        18%
Commercial                    7,575      35       5,291       34        43         25
Government                    3,620      17       2,111       14        71         47
                          ---------    -------  ---------   -------    --------   --------
         Total               21,706     100%    $15,296      100%      42%         24%
                          ---------    -------  ---------   -------    --------   --------



           The Company's total deposit costs including non-interest-bearing demand deposits were .72% and the total cost of funds was .78% for the first quarter of 2004. Core deposit costs were .68% for the first quarter of 2004.

Comparable Store Deposit Growth
-------------------------------

           Comparable store deposit growth is measured as the year over year percentage increase in core deposits for branches open two years or more at the balance sheet date. Comparable store deposit growth by market served is as follows:

                                                           # of           %
                                                          Stores       Increase
                                                         --------      ---------
                     Metro Philadelphia                     108            23%
                     Northern New Jersey                     75            25
                     New York City                            4            54
                     Long Island/NY State                    --            --
                                                         --------      ---------

                     Total                                  187            24%


Net Income and Earnings Per Share
---------------------------------

     Net income totaled $62.0 million for the first quarter of 2004, up $19.1 million or 44% over net income of $42.9 million for the first quarter of 2003.

     On a diluted per share basis, net income for the first quarter was $.75 compared to $.60 for the first quarter of 2003, a 25% increase.

                                   Three Months Ended
                               3/31/04           3/31/03           % Increase
                               -------           -------           ----------
                                 (dollars in thousands, except per share data)

       Net Income                $61,975           $42,890                44%
       Earnings Per Share           $.75              $.60                25%


     The 44% growth in net income for the first quarter of 2004 was driven primarily by increased net interest income of 38%. On a year-to-year basis, total revenues grew 30% compared to a 23% increase in expenses.


Total Revenues
                                       Three Months Ended
                                3/31/04              3/31/03    % Increase
                                -------              -------    ----------
                              (dollars in thousands, except per share data)

       Total Revenues           $316,444         $243,395              30%
                                                                      -----
       Revenue Per Share          $15.49           $13.56              14%
                                                                      -----

Net Interest Income and Net Interest Margin
--------------------------------------------

     Net interest income for the first quarter totaled $230.2 million, a 7% increase from the prior quarter and a 38% increase over the $167.3 million recorded a year ago. The increase in net interest income was due to the volume increases in interest earning assets resulting from the Company's strong, low-cost core deposit growth.

           The net interest margin for the first quarter of 2004 was 4.39% up 12 basis points from the 4.27% margin for the fourth quarter of 2003. The increase in the margin was attributed primarily to an increase in the yield on interest-earning assets of 10 basis points.


           On a tax equivalent basis the Company recorded $234.4 million in net interest income in the first quarter of 2004, an increase of $63.3 million or 37% over the first quarter of 2003.


Net Interest Income and Rate/Volume Analysis
--------------------------------------------

     As shown below, the increase in net interest income was due to volume increases in the Company's earning assets, which were fueled by the Company's rapid growth of low-cost core deposits.



                                                                Net Interest Income
                                          --------------------------------------------------------------
                Quarter Ended             Volume              Rate              Total               %
                     March 31             Increase          Change            Increase          Increase
                     --------             --------          ------            ---------         --------
                                                                (dollars in thousands)

                     2004 vs. 2003         $69,652          ($6,375)          $63,277             37%



Non-Interest Income
--------------------

     Non-interest income for the first quarter of 2004 increased to $86.2 million from $76.1 million a year ago, a 13% increase. On a linked quarter basis, non-interest income decreased 2%, primarily due to decreased loan brokerage fees.

     The growth in non-interest income for the first quarter was reflected in increased deposit charges and service fees and other operating income which are more fully depicted below:



                                                                 Three Months Ended
                                                                 ------------------
                                                          3/31/04      3/31/03     % Increase
                                                          --------     -------     ----------
                                                                 (Dollars in thousands)
                                                          -----------------------------------
           Deposit Charges & Service Fees                 $45,481       $34,842        31%
           Other Operating Income:
             Insurance                                     18,336        16,055        14
             Capital Markets                                9,726        10,003        (3)
             Loan Brokerage Fees                            3,053         7,923       (62)
             Other                                          9,212         7,379        25
                                                          -----------------------------------
                Total Other                                40,327        41,360        (3)
           Net Investment Securities Gains (Losses)           424          (136)       --
                                                          -----------------------------------
           Total Non-Interest Income                      $86,232       $76,066        13%


Commerce Insurance Services
---------------------------

     Total revenues for the Company's insurance division were $18.3 million for the first quarter of 2004 compared to $16.1 million for the first quarter of 2003, a 14% increase.


Commerce Capital Markets
------------------------

     Total revenues for the Company's capital markets division were $9.7 million for the first quarter of 2004 compared to $10.0 million for the first quarter of 2003, a 3% decrease.


Non- Interest Expenses
----------------------

     Non-interest expenses for the first quarter of 2004 were $212.3 million, up 23% from $172.1 million a year ago. Linked quarter expense growth was 3%.

     The Company experienced positive operating leverage in the first quarter, as revenue growth of 30% exceeded non-interest expense growth of 23%. One important factor influencing the growth in non-interest expenses is that the Company absorbed significant start-up expenses related to the New York City and Long Island markets in prior years. As a result, the impact of the growth in non-interest expenses in these markets is expected to decline in 2004.


Lending
-------

     Loans increased 30% to $7.8 billion, and the growth was widespread throughout all loan categories.

     The Company's primary strength is in building customer relationships and growing market share in deposits, loans, and related services. Consumer and small business loan growth is directly related to the Company's significant increase in branch locations, market expansion and added lending personnel.

     Geographically, loan growth has occurred in the following markets:



                                         Portfolio Geographical Growth
                                        -----------------------------

                           3/31/04      3/31/03      Growth Rate     % of Total Growth
                           -------      -------      -----------     -----------------
                                            (dollars in millions)

  Metro Philadelphia          $4,709       $4,067           16%              36%
  Northern New Jersey          2,331        1,758           33               32
  New York/Long Island           748          168          345               32
                             --------     --------        --------       --------
            Total:            $7,788       $5,993           30%             100%




           The composition of the Company's loan portfolio is as follows:

                                                            Loan Composition
                                                            ----------------

                          3/31/04         % of Total           3/31/03        % of Total        $ Increase        %Increase
                          -------         ----------           -------        ----------        ----------        ---------
                                                                (dollars in thousands)

Commercial                 $2,033           26%                $1,621           27%                  $412           25%
Owner-Occupied              1,710           22%                 1,333           22                    377           28
                          -------         ----------           -------        ----------        ----------        ---------

                           $3,743           48%                $2,954           49%                  $789           27%

Consumer                    2,664           34%                 2,017           34                    647           32
Commercial Real Estate      1,381           18%                 1,022           17                    359           35
                          -------         ----------           -------        ----------        ----------

      Gross Loans          $7,788          100%                $5,993          100%                $1,795
      Less: Reserves         (117)                                (94)                                (23)
                          -------                              -------                          ----------
      Net Loans            $7,671                              $5,899                              $1,772           30%

Asset Quality

           The Company's asset quality results are highlighted below:
                                                                   Quarter Ended
                                                                   -------------
                                                      3/31/04        12/31/03     3/31/03
                                                      -------        --------     -------

           Non-Performing Assets/Assets                   .13%           .11%       .13%
           Net Loan Charge-Offs                           .22%           .16%       .19%
           Loan Loss Reserve/ Gross Loans                1.51%          1.51%      1.58%
           Non-Performing Loan Coverage                   385%           515%       499%
           Non-Performing Assets/Capital
                and Reserves                                2%             2%         2%



     Non-performing assets and loans past due 90 days at March 31, 2004 totaled $33.1 million or .13% of total assets, versus $22.9 million, or .13% of total assets a year ago.

Investments
-----------

     At March 31, 2004, total investments increased to $14.8 billion from $13.1 billion at December 31, 2003. The available for sale and held to maturity portfolios totaled $11.9 billion and $2.9 billion, respectively.

     The portfolio is comprised primarily of high quality U.S. Government agency and mortgage-backed obligations. During the first quarter of 2004, the Company continued its ongoing review and repositioning of the portfolio to adjust for current and anticipated interest rate and yield curve levels. This repositioning of the portfolio involved sales of approximately $1.6 billion for the first quarter. This repositioning helped reduce the duration of the total portfolio to
2.74 years at March 31, 2004 from 3.93 years at December 31, 2003. The duration of the available for sale portfolio was reduced to 2.55 years at March 31, 2004 from 3.78 years at December 31, 2003. The yield on the total portfolio decreased slightly from 4.86% at December 31, 2003 to 4.81% at March 31, 2004.

     Detailed below is information regarding the composition and characteristics of the Company's investment portfolio, excluding trading securities, as of March 31, 2004.



                                                                           Average         Average         Average          Average
Product Description                                           Amount        Yield        Book Price        Duration          Life
-------------------                                           ------        -----        ----------        --------          ----
                                                          (in millions)                                            (in years)
Mortgage-backed Securities:

Federal Agencies Pass Through
Certificates (AAA Rated)                                     $4,412         5.04%           $101.2          2.87            3.44

      Collateralized Mortgage
                     Obligations (AAA Rated)                 $9,161         4.80             101.0          2.46            2.89

Obligations of State and
           Political Subdivisions/Other                      $1,271         4.00              99.6          4.57            5.43
-------------------                                           ------        -----        ----------        --------         ----

                          Total                             $14,844         4.81%           $101.0          2.74            3.25





     The pre-tax appreciation in the Company's available for sale and held to maturity portfolios was $123 million and $13 million respectively, at March 31, 2004.


Linked Quarter Comparison
-------------------------

     A comparison of financial results for the quarter ended March 31, 2004 to the previous quarter ended December 31, 2003 is as follows: (dollars in thousands, except per share data)




                                     Three Months Ended
                                     ------------------                                      Linked Quarter
                                  3/31/04               12/31/03           $ Increase          % Increase
                                  -------               --------           ----------          ----------

Total Assets                   $24,955,251           $22,712,180           $2,243,071           10%
Total Loans (Net)                7,670,810             7,328,519              342,291            5%
Core Deposits                   21,706,134            19,778,922            1,927,212           10%
Total Deposits                  22,882,678            20,701,400            2,181,278           11%
Total Revenues                     316,444               303,008               13,436            4%
      Net Interest Income          230,212               215,124               15,088            7%
      Non-Interest Income           86,232                87,884               (1,652)         (-2%)
Non-Interest Expense               212,250               206,281                5,969            3%
Net Income                          61,975                56,606                5,369            9%
Net Income Per Share                  $.75                  $.71                  .04            6%



Capital Resources
-----------------

     Stockholders' equity at March 31, 2004 increased to $1.5 billion, a $498.9 million increase, or 52% over stockholders' equity of $953.6 million at March 31, 2003.

     As of April 1, each of the outstanding Convertible Trust Capital Securities became convertible into 0.9478 shares of the Company's common stock.

     Return on average stockholders' equity (ROE) for the first quarter of 2004 (including and excluding unrealized securities gains/losses) are shown in the table below:

                                                   Return On Equity
                                                  Three Months Ended
                                                  ------------------
                                                   03/31/04             03/31/03
                                                   --------             --------
           Including unrealized
               securities gains/losses              17.91%               17.94%

           Excluding unrealized
               securities gains/losses              18.46%               20.15%

           The Company's capital ratios at March 31, 2004 were as follows:

                                                    Regulatory Guidelines
                                  Commerce              "Well Capitalized"
                                  --------          ----------------------

          Leverage Ratio                6.68%                   5.00%
                  Tier I               12.82%                   6.00%
           Total Capital               13.78%                  10.00%


Retail Activities
------------------

     "America's Most Convenient Bank" continued its unique retail focus by offering the best in community branch banking and on-line banking. The Company's continued deposit growth consists of growth in "same-store" (existing branch) sales and increased deposits from newly opened branches.

o    "Same Store Sales"
     ------------------

     "Same-store core deposit growth" at March 31, 2004 was 24% compared to the same period a year ago.

o    New Branch Offices
     ------------------

     During the first quarter of 2004, the Company opened eight new branch offices, increasing the total offices opened to 278. During the last three years, the Company has opened 126 of its 278 branches.

                Branches opened during the first quarter were as follows:


                     Metropolitan New York
                     ---------------------

                               Location                          County
                               --------                          ------
                               Westbury                          Nassau (NY)
                               37th & 5th                        Manhattan (NY)
                               Rockaway                          Morris (NJ)
                               Clifton                           Essex (NJ)
                               Bergenfield                       Bergen (NY)
                               Bensonhurst                       Brooklyn (NY)

                     Metropolitan Philadelphia
                     -------------------------

                               Location                          County
                               Harleysville                      Montgomery (PA)
                               Westtown                          Chester (PA)

o    Commerce Online
     ---------------
     Commerce continued its leading role in on-line banking by increasing its penetration rate to 38.1%, which is one of the highest in America.

Forward-Looking Statements
--------------------------

     The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     These  forward-looking  statements  include  statements with respect to the
Company's  beliefs,  plans,  objectives,  goals,  expectations,   anticipations,
estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

     The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.